UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2024

SMART GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38102	98-1013909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Walkers Corporate Limited
190 Elgin Avenue
George Town, Grand Cayman
Cayman Islands	KY1-9008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 623-1231

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.03 par value per share	SGH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 26, 2024, SMART Global Holdings, Inc. (the “Company”) held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”). At the Extraordinary General Meeting, the Company’s shareholders voted on the following proposals as set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 17, 2024 (the “Proxy Statement”):

Proposal No. 1: Name Change Proposal

A proposal (the “Name Change Proposal”) to approve the change in the name of the Company from “SMART Global Holdings, Inc.” to “Penguin Solutions, Inc.” The Name Change Proposal was approved and will be effective October 15, 2024. The results of such vote were:

For	Against	Abstain	Broker Non-Votes
44,979,810	429,960	63,237	0

Proposal No. 2: Articles Amendment Proposal

A proposal (the “Articles Amendment Proposal”) to replace the existing amended and restated memorandum and articles of association of the Company in its entirety and adopt a Third Amended and Restated Memorandum and Articles of Association (in the form annexed in Appendix A to the Proxy Statement) to reflect the proposed change in the name of the Company, eliminate obsolete provisions, and make certain other non-substantive changes. The Articles Amendment Proposal was approved and will be effective October 15, 2024. The results of such vote were:

For	Against	Abstain	Broker Non-Votes
45,001,933	404,671	66,403	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2024	SMART Global Holdings, Inc.

	By:	/s/ Anne Kuykendall
Anne Kuykendall

Senior Vice President and Chief Legal Officer

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